Exhibit 99.1

COMPANY CONTACT	INVESTOR CONTACT
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Announces Preliminary Results for
First Quarter 2014 and Updates 2014 Guidance

COLORADO SPRINGS, CO. (April 7, 2014) - The Spectranetics Corporation (NASDAQ: SPNC) today announced preliminary results for the three months ended March 31, 2014. The company will provide a full report on the financial results for the first quarter of 2014, and conduct a conference call with investors, on April 23, 2014. Spectranetics expects to report the following results for its first quarter of 2014, all compared with the three months ended March 31, 2013:

•	Revenue of $39.6 million, up 5%

•	Vascular Intervention revenue grew 16%, led by U.S. peripheral atherectomy revenue growth of 29%

•	Lead Management revenue decreased 4% (5% constant currency1)

•	Laser, Service & Other revenue decreased 5% (6% constant currency)

•	U.S. revenue grew 3% to $31.8 million; International revenue grew 14% (11% constant currency) to $7.8 million

•	Gross margin of 74% compared with 72.6%

“In the first quarter, we continued our track record of strong performance in the Vascular Intervention business, highlighted by U.S. peripheral atherectomy growth of 29%. We are, however, disappointed with our results in Lead Management, which led to overall revenue falling below expectations. We attribute the weakness primarily to temporary disruption associated with the expansion of the U.S. Lead Management sales team. We are taking immediate action to return Lead Management to growth in the second half of 2014, driven by a return to double digit growth in the fourth quarter,” said Spectranetics President and Chief Executive Officer, Scott Drake.

“Our revised outlook reflects the near-term execution challenges in our U.S. Lead Management business. We are confident in the long-term strength of this business, due to the ramp up of our sales force expansion, launch of mechanical tools and improved commercial execution. Traction in our Vascular business is steadfast. Early success with the EXCITE In-Stent Restenosis trial and the submission of our 510(k) filing for the ISR indication are critical steps to accelerating top line growth, expanding gross margins and achieving meaningful operating leverage.”

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1Constant currency is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” later in this release.

The Company expects to report a net loss for the three months ended March 31, 2014 in the range of $5.7 million to $6.1 million, or $0.14 to $0.15 per share, compared with a net loss of $959,000, or $0.03 per share, for the three months ended March 31, 2013. These results are consistent with our expectations and reflect our investment in the field sales team expansion and seasonally higher operating expenses that are typical in the first quarter of the year.

2014 Outlook
Spectranetics management projects revenue for 2014 to be in the range of $171.5 million to $174.0 million, an increase of 8% to 10% over 2013. This compares to the previous projected outlook of $177.5 to $180.0 million. Consistent with our previous outlook, no revenue is included for mechanical tools or the ISR indication.

Net loss for 2014 is projected to be in the range of $7.5 - $9.5 million, or $0.18 - $0.23 per share. This compares to the previous projected net loss of $3.0 - $5.0 million, or $0.07 - $0.12 per share.

Conference Call
Spectranetics’ complete first quarter 2014 results and further commentary on the financial outlook for 2014 will be provided in its first quarter press release scheduled for Wednesday, April 23, 2014. Management will host an investment community conference call on April 23, 2014 beginning at 2:30 p.m. MT / 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (877) 561-2747 for domestic callers or (973) 409-9689 for international callers, or access the webcast on the investor relations section of the Company’s Web site at: www.spectranetics.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company's products are sold in over 40 countries and are used to treat arterial blockages in the heart and legs, and the removal of pacemaker and defibrillator leads.

The Company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our expectation of continued growth and strength and the reasons for that growth, growth rates, strength, and 2014 outlook including projected revenue and net income. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include market acceptance of excimer laser atherectomy technology and our lead removal products, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the healthcare reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2013 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Reconciliation of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with GAAP, we use certain non-GAAP financial measures in this release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures for the respective periods can be found in the tables below. An explanation of the manner in which our management uses these non-GAAP measures to conduct and evaluate our business and the reasons management believes these non-GAAP measures provide useful information to investors are provided following the reconciliation tables.

THE SPECTRANETICS CORPORATION Reconciliation of revenue by geography to non-GAAP revenue by geography on a constant currency basis (in thousands, except percentages) (unaudited)
	Three Months Ended
	March 31, 2014			March 31, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
United States	$31,772	$—	$31,772	$30,791	3%	3%
International	7,842	(179)	7,663	6,884	14%	11%
Total revenue	$39,614	$(179)	$39,435	$37,675	5%	5%

Reconciliation of revenue by product line to non-GAAP revenue by product line on a constant currency basis (in thousands, except percentages) (unaudited)

	Three Months Ended
	March 31, 2014			March 31, 2013	Change
	Revenue, as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue, as reported	As reported	Constant currency basis
Vascular Intervention	$20,021	$(54)	$19,967	$17,193	16%	16%
Lead Management	14,470	(86)	14,384	15,079	(4)%	(5)%
Laser System, Service & Other	5,123	(39)	5,084	5,403	(5)%	(6)%
Total revenue	$39,614	$(179)	$39,435	$37,675	5%	5%

The impact of foreign exchange rates is highly variable and difficult to predict. We use a constant currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. To properly understand the underlying business trends and performance of our ongoing operations, we believe that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from our revenue.

We believe that presenting the non-GAAP financial measures in this release provides investors greater transparency to the information used by our management for financial and operational decision-making and allows investors to see our results “through the eyes” of management. We also believe that providing this information better enables our investors to understand our operating performance and evaluate the methodology used by management to evaluate and measure such performance.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of changes in foreign currency exchange rates, which may have a material impact on GAAP revenue. Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

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